Exhibit 99.(11)(b)

[LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]

May 19, 2009

Morgan Stanley Institutional Fund, Inc.

522 Fifth Avenue

New York, New York  10036

Re:	Morgan Stanley Institutional Fund, Inc., a Maryland corporation (the “Fund”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Fund in connection with the Fund’s Registration Statement on Form N-14 (Securities Act File No. 033-23166 and Investment Company Act File No. 811-05624) (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended (the “Investment Company Act”), on or about May 19, 2009, relating to the transfer of substantially all the assets of the Global Value Equity Portfolio of the Fund (the “Global Value Portfolio”) to the Global Franchise Portfolio of the Fund (the “Global Franchise Portfolio”) in exchange for the issuance of shares of Class I and Class P common stock of the Global Franchise Portfolio, par value $0.01 per share (the “Shares”) and the assumption of the Global Value Portfolio’s liabilities by the Global Franchise Portfolio pursuant to the terms of that certain Agreement and Plan of Reorganization dated as of November 20, 2008 by and between the Fund on behalf of the Global Franchise Portfolio and the Fund on behalf of the Global Value Portfolio (the “Agreement”).  The number of Shares to be issued pursuant to the Registration Statement are to be determined as provided in Section 2.3 of the Agreement.

In our capacity as Maryland corporate counsel to the Fund and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)                                   the corporate charter of the Fund, represented by Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on June 16, 1988, and the articles supplementary, articles of amendment and other charter documents filed with, and accepted for record by, the Department subsequent to June 16, 1988 through the date hereof (collectively, the “Charter”);

(ii)                                the Bylaws of the Fund, as amended and restated as of June 20, 2007 (the “Bylaws”);

(iii)                             certain resolutions duly adopted by the Board of Directors of the Fund (collectively, the “Directors’ Resolutions”);

(iv)                            a certificate of Stefanie V. Chang Yu, the Vice President of the Fund, and Mary E. Mullin, the Secretary of the Fund, of even date herewith (the “Officers’ Certificate”), to the effect that, among other things, the Charter, the Bylaws and the Directors’ Resolutions are true, correct and complete, and that the Charter and the Bylaws have not been rescinded or modified and are in full force and effect as of the date of the Officers’ Certificate, and certifying as to the manner of adoption of the Directors’ Resolutions, and as to the authorization for issuance of the Shares;

(v)                               a fully executed copy of the Agreement;

(vi)                            the Registration Statement in substantially the form filed with the Commission (the “Registration Statement”);

(vii)                         a status certificate of the Department, dated May 15, 2009, to the effect that the Fund is duly incorporated and existing under the laws of the State of Maryland; and

(viii)                      such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinion set forth below, we have assumed the following:

(a)                                each person executing any of the Documents on behalf of a party (other than the Fund) is duly authorized to do so;

(b)                               each natural person executing any of the Documents is legally competent to do so;

(c)                                the Officers’ Certificate and all other certificates submitted to us are true and correct when made and as of the date hereof and without regard to any knowledge qualifiers contained therein;

(d)                               any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all representations, certifications, statements and information contained in the Documents are true and complete without regard to any knowledge qualifiers contained therein; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(e)                                each of the parties thereto has duly and validly authorized, executed and delivered the Agreement and each other instrument, document and agreement in connection with the transactions contemplated by the Agreement to which such party is a signatory and such party’s obligations set forth therein are its legal, valid and binding obligations, enforceable in accordance with their respective terms;

(f)                                  prior to issuance of any of the Shares, the Board of Directors of the Fund will adopt resolutions satisfying the requirements of Sections 2-203 and 2-208 of the Maryland General Corporation Law with respect to such Shares; and

(g)                               upon each issuance of Shares of any class of the Global Franchise Portfolio, the total number of Shares of such class of the Global Franchise Portfolio issued and outstanding, after giving effect to such issuance, will not exceed the total number of Shares of such class of the Global Franchise Portfolio that the Fund is authorized to issue under its Charter.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

(1)                                The Fund is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Maryland.

(2)                                The issuance of the Shares has been duly authorized by all necessary corporate action on the part of the Fund and when such Shares are issued and delivered by the Fund as contemplated by the Registration Statement and the Agreement against payment of the consideration therein described, such Shares will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law.  We express no opinion as to the applicability or effect of the Investment Company Act, the Securities Act or any other federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers.  To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention.  We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

Clifford Chance US LLP may rely upon this opinion, in its capacity as securities counsel to the Fund, in connection with the registration of the Shares and in rendering its opinion to the Fund in connection therewith.

We consent to your filing this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Ballard Spahr Andrews & Ingersoll, LLP